Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2008 relating to the financial statements and financial statement schedule, which appears in 3PAR Inc.’s Annual Report on Form 10-K for the year ended March 31, 2008.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP

San Jose, California

August 1, 2008